INFORMATIONAL STATEMENT
                  PURSUANT TO NEVADA REVISED STATUES ss 78.235




Name
Address

Dear __________:

         This information statement certifies that __________________________ is the registered holder of ______________ shares of common stock of ABOVE AVERAGE INVESTMENTS, LTD., a Nevada corporation, transferable on the books of the corporation in person or by execution of a power of attorney.

         Witness the seal of the corporation and the signatures of its duly authorized officers:

Dated: ________________

ABOVE AVERAGE INVESTMENTS, LTD.

By: _______________________________                     [SEAL]
       Devinder Randhawa, President

By: ____________________________
       Bob Hemmerling, Secretary